EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the DaVita Inc. Retirement Savings Plan (the “Plan”) on Form 11-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the following members of the Administrative Committee of the Plan Administrator and Employer / Plan Sponsor of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ BOB ARMSTRONG
Bob Armstrong June 26, 2003

/s/ STEVEN COOPER
Steven Cooper June 26, 2003

/s/ STEVE GRIEGER
Steve Grieger June 26, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.